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                                                                      EXHIBIT 13
                                                                      ----------


                                 ERNST & COMPANY
                             One Battery Park Plaza
                             New York, NY 10004-1478

                                                          July 5, 1994


Magna Funds
Four Copley Place
Suite 110
Boston, MA  02116

Ladies and Gentlemen:

         With respect to our purchase from you of 4,000 shares of beneficial interest, no par value, of your Magna Intermediate Government Bond Fund series and 4,000 shares of beneficial interest, no par value, of your Magna Growth & Income Fund series, we hereby advise you that we are purchasing such shares with no present intention to dispose of them either through resale to others or redemption by Magna Fund.


                                                       Very truly yours,


                                                       ERNST & COMPANY


                                                 By    /s/ Robert A. Bonelli
                                                       ------------------------
                                                       Robert A. Bonelli
                                                       Executive Vice President